EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

DENNIS BATTLES NAMED TO

CENTRUE FINANCIAL CORPORATION BOARD OF DIRECTORS

ST. LOUIS, MO, April 27, 2012 – Centrue Financial Corporation (OTCQB: TRUE:PK) Chairman Dennis J. McDonnell has announced the appointment of Dennis O. Battles to the Centrue Financial Corporation and Centrue Bank Boards of Directors.

“Dennis is a quality individual and will bring great value to our Board,” remarked McDonnell on the appointment. “Having spent his college years in the Chicago suburbs and much of his career in metro St. Louis, he has a unique appreciation for and understanding of Centrue’s footprint. His executive-level, large bank experience will be an excellent resource for us as we continue to look for new revenue opportunities and explore strategies to further strengthen our franchise.”

With 30 plus years of banking experience, Battles is a retired executive of US Bank (today’s fifth largest U.S. commercial bank) where he headed Corporate Banking. In this position, Battles was accountable for corporate lending across the United States along with attendant corporate products including Treasury Management, International Banking, Foreign Exchange and Trading, Government Banking and Commercial Customer Service. Prior to its merger with US Bank, Battles was chief credit officer for Mercantile Bancorporation in St. Louis where he also held positions in Mergers and Acquisitions, Strategic Planning and regional/community banking.

Battles also worked in the New York City and Chicago markets for National Westminster Bancorporation and worked in commercial banking for Bankers Trust in New York City. Prior to starting his career in banking, Battles served for six years in the U.S. Army where he earned the Silver Star for Valor in Viet Nam.

Currently a resident of South Carolina, Battles is a graduate of Wheaton College in Illinois where he graduated Cum Laude with a B.A. in Philosophy and was an ROTC Distinguished Military Graduate.

Battles was appointed to the holding company board in conjunction with the United States Department of the Treasury as the sole holder of the Company’s Class C Fixed Rate Cumulative Perpetual Preferred Stock. Pursuant to the terms of this stock, the Treasury Department has the right to elect up to two members to the Board of Directors upon the deferral of six dividend payments. Members of the Board of Directors elected by the Treasury Department have the same fiduciary duties and obligations to all of the shareholders of Centrue Financial Corporation as any other member of the Board of Directors.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:	Kurt R. Stevenson President and

Chief Executive Officer

Centrue Financial Corporation

kurt.stevenson@centrue.com

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